Consent of Independent Certified Public Accountants

     We have issued our report dated September 13, 1996 accompanying the financial statements of Insured Municipals Income Trust, Series 258 as of July 31, 1996, and for the period then ended, contained in this Post-Effective Amendment No. 6 to Form S-6.

     We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".






                                        Grant Thornton LLP



Chicago, Illinois
November 22, 1996